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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form S-3) for the shelf registration pertaining to future issuance of shares of its common and preferred stock and/or issuance of debt securities and to the incorporation by reference therein of our report dated February 4, 1998, with respect to the consolidated financial statements and schedule of Amtran, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Indianapolis, IN
August 20, 1998


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